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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-46040 and 333-46038) of SYNAVANT Inc. of our report dated March 31, 2003 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Atlanta, Georgia
March 28, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS